UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2004

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-179943
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2004, the Registrant entered into an amendment of its Credit Agreement, dated as of June 27, 2003, with Mindspeed Technologies, Inc. ("Mindspeed") and certain subsidiaries of Mindspeed. The amendment to the Credit Agreement, among other things, provides that in the event of a financing or series of related financings resulting in aggregate gross proceeds to Mindspeed of less than $40.0 million, Registrant’s commitment to Mindspeed under the Credit Agreement will be reduced by the amount of gross proceeds of such financing(s). Further, upon the closing of any financing or series of related financings resulting in gross aggregate proceeds to Mindspeed of $40.0 million or more, Registrant’s commitment and the Credit Agreement will terminate up on the closing of such financing(s). The amendment to the Credit Agreement is filed hereto as Exhibit 10.1.

On December 3, 2004, Mindspeed announced that it had priced at par a private offering of $40.0 million aggregate principal amount of 3.75% convertible Senior Notes due 2009; on December 6 it announced that the initial purchaser had exercised its 30-day option to purchase an additional $6.0 million principal amount of notes. The sale of the full $46 million aggregate principal amount of the notes closed on December 8, 2004.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Under the terms of the amended Credit Agreement described above, Registrant’s commitment and the Credit Agreement terminated effective upon the closing of the Mindspeed financing described above on December 8, 2004.

Item 8.01. Other Events.

As part of the Mindspeed financing, described in Item 1.01, above, Registrant and the initial purchaser entered into a 90-day lock-up agreement pursuant to which Registrant agreed not to offer for sale, sell, pledge, grant any rights or otherwise dispose any Mindspeed securities, including the warrants to purchase Mindspeed common stock granted to Registrant in connection with the June 27, 2003 spin-off of Mindspeed or the underlying shares of Mindspeed common stock, or enter into certain derivative transactions with respect to Mindspeed securities for a period of 90-days, subject to adjustment, after the closing of such financing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment No. 1 to Credit Agreement, dated June 27, 2003 among Conexant Systems, Inc., Mindspeed Technologies, Inc. and certain subsidiaries of Mindspeed Technologies, Inc., dated December 2, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

December 8, 2004	By:	Dennis E. O'Reilly

Name: Dennis E. O'Reilly
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated June 27, 2003 among the Registrant, Mindspeed Technologies, Inc. and certain of its subsidiaries, dated December 2, 2004.